                                                              EXHIBIT (a)(5)(ii)
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                     POLICY MANAGEMENT SYSTEMS CORPORATION
                                       AT

                              $16.00 NET PER SHARE
                                       BY

                           PATRIOT ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                         COMPUTER SCIENCES CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                                     TIME,
           ON WEDNESDAY, JULY 26, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                   June 28, 2000

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase, dated June 28, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer") relating to the third party tender offer by Patriot Acquisition Corp., a South Carolina corporation ("Purchaser") and a wholly owned subsidiary of Computer Sciences Corporation, a Nevada corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Policy Management Systems Corporation, a South Carolina corporation (the "Company"), at a price of $16.00 per Share, net to the seller in cash, less any required withholding of taxes and without the payment of any interest, upon the terms and subject to the conditions set forth in the Offer.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, in accordance with the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer price is $16.00 per Share, net to the seller in cash, without interest and less any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase.

     2. The Offer is being made for all outstanding Shares.

     3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger, dated as of June 20, 2000, among Parent, the Company and Purchaser (the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser. The Merger Agreement further provides that Purchaser will be merged with and into the Company (the "Merger") following the completion of the Offer and promptly after satisfaction or waiver of certain conditions. The Company will continue as the surviving corporation after the Merger and will be a wholly owned subsidiary of Parent.

     4. The Board of Directors of the Company has unanimously (i) determined that each of the Offer and the Merger is fair to, and in the best interests, of the stockholders of the Company and (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby and resolved to recommend acceptance of the Offer and approval and adoption by the stockholders of the Company, if necessary, of the Merger Agreement.

     5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on July 26, 2000, unless the Offer is extended.

     6. Tendering stockholders will not be obligated to pay any commissions or fees to any broker, dealer or other person or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares to Purchaser or to its order pursuant to the Offer.

     7. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH ANY SHARES BENEFICIALLY OWNED BY PARENT OR PURCHASER AND EXCLUDING SHARES HELD BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, REPRESENTS AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES ON A FULLY DILUTED BASIS, AND (II) THE RECEIPT OF CERTAIN GOVERNMENTAL AND REGULATORY APPROVALS. THE OFFER ALSO IS SUBJECT TO OTHER TERMS AND CONDITIONS.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                     POLICY MANAGEMENT SYSTEMS CORPORATION
                                       AT

                              $16.00 NET PER SHARE
                                       BY

                           PATRIOT ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                         COMPUTER SCIENCES CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated June 28, 2000, and the related Letter of Transmittal, in connection with the offer by Patriot Acquisition Corp. ("Purchaser"), a South Carolina corporation and a wholly owned subsidiary of Computer Sciences Corporation, to purchase all of the outstanding shares of common stock, par value $0.01 (the "Shares"), of Policy Management Systems Corporation, a South Carolina corporation, at $16.00 per Share net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares          Shares*
  to be Tendered:
------------------------  ------------------------                            SIGN BELOW

                                                    --------------------------------------------------------------
                                                    Signature(s)

                                                    --------------------------------------------------------------
                                                    Please print name(s)

                                                    --------------------------------------------------------------
                                                    Address

                                                    --------------------------------------------------------------
                                                    Account Number

                                                    --------------------------------------------------------------
                                                    Area Code & Telephone Number

                                                    --------------------------------------------------------------
                                                    Taxpayer Identification Number(s) or
                                                    Social Security Number(s)

                                                    Dated: ___________________ , 2000

---------------
* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.